As filed with the Securities and Exchange Commission on July 31, 2025

Registration No. 333-256079

Registration No. 333-229625

Registration No. 333-196067

Registration No. 333-169742

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-256079

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-229625

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-196067

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-169742

UNDER

THE SECURITIES ACT OF 1933

S&W SEED COMPANY

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-1275784 (IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201

Longmont, CO 80501

(Address of principal executive offices, including zip code)

S&W Seed Company 2019 Equity Incentive Plan

S&W Seed Company Amended and Restated 2009 Equity Incentive Plan

S&W Seed Company 2009 Equity Incentive Plan

(Full title of the plans)

Vanessa Baughman

Interim Chief Executive Officer and Chief Financial Officer

S&W Seed Company

2101 Ken Pratt Blvd, Suite 201

Longmont, CO 80501

(720) 506-9191

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Kevin Zen

Snell & Wilmer L.L.P.

600 Anton Boulevard., Suite 1400

Costa Mesa, CA 92626

(714) 427-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (these “Post-Effective Amendments”) are being filed by S&W Seed Company, a Nevada corporation (the “Registrant”), to deregister all securities remaining unsold under the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”):

●	Registration Statement on Form S-8 (File No. 333-256079), filed with the SEC on May 13, 2021, relating to the S&W Seed Company 2019 Equity Incentive Plan;

●	Registration Statement on Form S-8 (File No. 333-229625), filed with the SEC on February 12, 2019, relating to the S&W Seed Company 2019 Equity Incentive Plan;

●	Registration Statement on Form S-8 (File No. 333-196067), filed with the SEC on May 19, 2014, relating to the S&W Seed Company Amended and Restated 2009 Equity Incentive Plan; and

●	Registration Statement on Form S-8 (File No. 333-169742), filed with the SEC on October 4, 2010, relating to the S&W Seed Company 2009 Equity Incentive Plan.

In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offerings, the Registrant hereby removes from registration all securities registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on July 31, 2025.

S&W SEED COMPANY

By:	/s/ Vanessa Baughman
Name:	Vanessa Baughman
Title:	Interim Chief Executive Officer and Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.